Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of United Bancshares, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brenda M. Hudson-Nelson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to '906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Brenda M. Hudson-Nelson

Brenda M. Hudson-Nelson
Chief Financial Officer
November 20, 2015